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                                                                       EXHIBIT 4


                                  RADYNE CORP.

                        1996 Incentive Stock Option Plan

      1. Purpose

            The purpose of this Incentive Stock Option Plan (the "Plan") is to advance and promote the interests of Radyne Corp. (the "Company"), by encouraging and enabling the acquisition of a personal financial interest in the Company by employees upon whose judgment and ability the Company and its subsidiaries are dependent for the conduct of their operations. It is anticipated that the acquisition of such interest in the Company will stimulate the efforts of such employees on behalf of the Company and its subsidiaries and strengthen their desire to remain with the Company and its subsidiaries. It is also anticipated that the Plan may help to attract new talent in the event the Company and its subsidiaries should find it necessary or beneficial to do so.

            In furtherance of the above stated purpose, it is intended that options to purchase an aggregate of 668,395 shares of Common Stock (as defined below) shall be granted and allocated among a group of 30 key employees of the Company, who would thereby have the option to acquire ownership of 10% of the fully diluted common equity in the Company, provided that certain earnings milestones, set forth in the agreements evidencing such options, are achieved by the Company (the "Milestone Options"). Each
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milestone achieved would render one-third of the Milestone Options exercisable.
By providing for cash bonuses payable upon the exercise of Milestone Options, the aggregate net amount payable to the Company upon exercise of the Milestone Options would be approximately $522,150 ($174,050) for the options becoming exercisable upon the achievement of each milestone). The above stated figures of 668,395 and 10% have been determined after giving effect to a 5-for-1 reverse split of the Common Stock and a certain rights offering approved by the Board (as defined below) on November 13, 1996. If the Company issues additional shares of Common Stock in the future (except pursuant to such rights offering or employee stock options), each holder of unexercised Milestone Options would be granted new options ("Anti-Dilution Options") to purchase Common Stock, at the then current Common Stock price, as necessary to avoid dilution of the equity percentage represented by such unexercised options. It is intended that all Milestone Options will have been granted no later than February 13, 1997.

            Also in furtherance of the above stated purpose, it is intended that selected employees of the Company will be granted options to purchase 280,000 shares of Common Stock at the price, and during the term, offered in the above mentioned rights offering (the "Rights Offering Options"). It is expected that any options granted under the Plan (except Rights Offering Options, Milestone Options or Anti-Dilution Options) will provide for exercisability staged over a minimum four-year period of employment, provided that the Board shall have the authority to vary such period.


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      2. Administration

            The Plan shall be administered by the Board of Directors of the Company (the "Board"), acting through the Compensation Committee thereof, which shall be composed solely of disinterested members within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

            Subject to the provisions of the Plan, the Board is authorized (i) to prescribe, amend and rescind such rules and regulations as it may deem appropriate for the administration of the Plan and (ii) to make such determinations and interpretations as it deems necessary or advisable for the administration of the Plan (including but not limited to determinations as to which eligible persons shall receive options under the Plan and the number of shares to be optioned to each eligible person). The Board's determinations and interpretations relating to the Plan shall be final and conclusive.

      3. Eligibility

            All employees of the Company and its subsidiaries may be offered an opportunity to participate in the Plan as herein provided. For purposes of the Plan, the term "subsidiary" shall have the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      4. Term and Effective Date of the Plan

            The effective date of the Plan is the later of November 13, 1996 or the date as of which the Plan shall have been adopted by the Board. The Plan shall continue in effect until November 12, 2006 unless sooner terminated pursuant to Section 17 hereof. The Plan


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and all options which may be granted hereunder are, however, expressly conditioned upon approval of the Plan by the vote of holders of at least a majority of the outstanding shares of the common stock of the Company ("Common Stock") within twelve months before or after the effective date of the Plan. Each option granted hereunder prior to such approval shall be conditioned upon, and there shall be expressly set forth in the agreement evidencing such option, the condition that the option may not be exercised to any extent until the Plan is so approved by the stockholders of the Company. If such stockholder approval is not obtained, then any options theretofore granted under the Plan shall be null and void.

      5. Operation of Plan

            The Board may from time to time until November 12, 2006 grant options to persons eligible therefor for the purchase of shares of Common Stock, not exceeding in the aggregate 1,282,042 shares (subject to adjustment as hereinafter provided in Section 14). The agreements evidencing such options shall, in the case of options for the purchase of an aggregate of 668,395 shares of Common Stock (subject to adjustment as provided in Section 14) pursuant to Milestone Options, be in substantially the form attached hereto as Exhibit 1 or 2, and, in the case of options for the purchase of an aggregate of 333,647 shares of Common Stock (subject to adjustment as provided in Section 14), be in substantially the form attached hereto as Exhibit 3, and, in the case of options for the purchase of an aggregate of 280,000 shares of Common Stock (subject to adjustment as provided in Section 14) pursuant to Rights Offering Options be in substantially the form attached hereto as Exhibit 4. Such shares shall be made available from the authorized shares of Common Stock. If any option lapses or


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terminates for any reason, the shares then covered thereby may again be subjected to options under the Plan. If the Company is unable to obtain from any regulatory body having jurisdiction any authorization deemed by the Company's counsel to be necessary to the lawful issuance or sale of any shares hereunder, the Company shall be relieved from any liability in respect of the non-issuance or sale of such shares as to which such authorization shall not have been obtained.

      6. Option Price

            The purchase price per share of Common Stock under each option shall, upon the grant thereof, be as determined by the Board after consultation with management, taking into account the Company's anticipated performance and applicable law, but such price shall not be less than 100% (110% in the case of an option granted to a person owning directly or constructively within the meaning of Section 424(d) of the Code stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary thereof (a "Major Shareholder")) of the Fair Market Value per share of Common Stock as of the date the option is granted. As such term is used in the Plan, the "Fair Market Value" per share of Common Stock shall be the price, determined in good faith by the Board, at which a willing buyer would purchase and a willing seller would sell such share, both being informed of all material facts and under no compulsion to act, without regard to any restriction other than one which, by its terms, will never lapse, within the meaning of
Section 422(c)(7) of the Code. However, if the Common Stock is quoted on the NASDAQ National Market or the NASDAQ SmallCap Market, such Fair Market Value shall be the last readily


                                       -5-
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available sales price for the date as of which such Fair Market Value is to be determined or, if no sales occurred on such date, such Fair Market Value shall be the mean between the last bid and asked prices on such system on the date as of which such Fair Market Value is to be determined; or if the Common Stock is listed on a national securities exchange, such Fair Market Value shall be the last sale price of such Common Stock on such exchange on the date as of which such Fair Market Value is to be determined, or if no sales occurred on such date the mean between the closing bid and asked prices on such date.

      7. Exercise and Duration of Options

            Notwithstanding any other provision of the Plan or any agreement evidencing options granted hereunder, each option granted under the Plan shall terminate not later than ten (10) years (five (5) years in the case of an option granted to a Major Shareholder) after the date on which it was granted. Each option granted under the Plan shall be exercisable by the option holder only while he is an employee of the Company, or of a parent or subsidiary of the Company, subject to the provisions of Sections 10, 11 and 12 hereof. The date of grant of an option shall, for all purposes, be the date on which the Board makes the determination granting such option.

            Each agreement evidencing options granted hereunder shall expressly set forth when, and under what conditions (including, but not limited to, the fulfillment of corporate performance targets), such options shall become vested and/or exercisable; provided, however, that in no instance shall options granted to an employee (under the Plan or any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common


                                       -6-
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stock with a Fair Market Value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year, unless the excess shall be expressly designated in the option agreement as not constituting incentive stock options within the meaning of Section 422 of the Code. Subject to the first sentence of this Section 7, to the extent (if any) that an employee's incentive stock options to acquire common stock with a Fair Market Value in excess of $100,000 (as so determined) would otherwise first become exercisable during a single calendar year, options to acquire Stock with a Fair Market Value of $100,000 shall become exercisable during that calendar year, and the remaining options shall become exercisable as of the first day of the following calendar year. In applying the immediately preceding sentence, options shall become exercisable in the order in which they were granted.

            The option price for shares purchased shall be paid in full in cash or certified check at the time of exercise, provided, however, that the Board may in its discretion elect to include in any stock option agreement a provision for payment of the option price in whole or in part in shares of Common Stock, which Common Stock shall be valued for this purpose at its Fair Market Value as of the date of such payment. No shares shall be delivered until such payment is made. A person to whom an option is granted shall not be deemed the holder of any shares subject to the option for any purpose until the shares are delivered to him. An option may not be exercised for fractional shares.

      8. Tax Obligations

            The Board may require as a condition of the exercise of an option that the


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person seeking to exercise such option shall pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation (if any) to withhold federal, state and local taxes with respect to the exercise of such option.

      9. Transferability of Options

            An option granted under the Plan may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner except by will or the laws of descent and distribution. During the lifetime of the individual to whom an option is granted, such option may be exercised only by him. The Board may require as a condition to the exercise of any option that the optionee execute a stockholders' agreement or impose such other restrictions on the transferability of Common Stock issued upon such exercise as it may deem appropriate.

      10. Termination of Employment

            Upon termination of employment for any reason, except as provided in
Section 11 or 12 hereof or in the agreement evidencing such option, a person to whom an option is granted may, at any time within three months after the date of such termination (but in no event later than the date of expiration of the option under the provisions of Section 7 hereof or those of any agreement evidencing such option), exercise the option to the extent, and only to the extent, he was entitled to do so on the date of termination. Any options of terminated employees not so exercised shall forthwith terminate.

            For purposes of this Section 10, an individual's employment relationship will be treated as continuing intact while he is on military leave, sick leave or other bona fide


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leave of absence if the period of such leave does not exceed 90 days or, if longer, so long as his right to reemployment with the Company (or a parent or subsidiary thereof) is guaranteed by either statute or contract. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

      11. Death

            If any person to whom an option has been granted shall die (i) during the period of his employment by the Company or a parent or subsidiary thereof or within three (3) months after the termination of such employment and
(ii) holding an option which has not been fully exercised, his estate or any person who acquired the right to exercise the option by bequest or inheritance or by reason of the death of such person may, at any time within such period as the Board shall in its discretion provide in the agreement evidencing such option, after the date of such death (but in no event after the option has expired under the provisions of Section 7 hereof) exercise the option with respect to the unexercised balance of the shares subject to the option to the extent, and only to the extent, the decedent could have exercised the option immediately before death.

      12. Retirement and Disability

            If any person to whom an option has been granted shall retire in accordance with the normal retirement practices of the Company or shall terminate employment as a result of permanent and total disability within the meaning of Section 22(e)(3) of the Code while holding an option which has not been fully exercised, the retired or disabled optionee


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may at any time within three months after the date of such retirement or within one year after the date of such termination as a result of disability, as the case may be, (but in no event after the option has expired under the provisions of Section 7 hereof) exercise the option with respect to the unexercised balance of the shares subject to the option to the extent, and only to the extent, such optionee could have exercised the option immediately before such retirement or termination.

      13. Other Terms and Conditions

            Each person to whom a stock option is granted under the Plan shall be required to enter into a stock option agreement with the Company, providing, inter alia, that the employee shall obligate himself: (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a parent or subsidiary of the Company; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

      14. Option Adjustments Upon Changes in Capitalization

            If all or any portion of an option is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date of approval of the Plan by the shareholders of the Company) as a result of which shares of any class shall be issued in respect of outstanding shares of Common Stock or shares of Common Stock shall be changed into the same or a different number of shares of the same or another


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class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of Common Stock (as authorized at the date of the granting of such option) had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in an optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. In the event of any such change in the outstanding Common Stock, the aggregate number and class of shares remaining available under the Plan shall be that number and class which a person to whom an option had been granted for all of the available shares under the Plan, on the date preceding such change, would be entitled to receive as provided in the first sentence of this Section.

            If in connection with any contemplated merger, consolidation, tender offer or other acquisition of Common Stock or sale or transfer by the Company of substantially all of its assets, any option is not proposed to be assumed by the surviving corporation or the purchaser in a manner which will carry out the intention of the Plan in the view of the Board, (i) the terms of any outstanding option may be amended to provide that the date of termination of such option may be extended, (ii) the date on which such option, or any part


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thereof not then exercisable, may be exercised may be advanced to a date to be fixed by the Board, or a limited period of exercisability may be so established,
(iii) the terms of such option may be modified so as to permit the acquisition by the optionee (during the same period of exercisability as provided in the option agreement, including amendments whenever effected) of any cash, property or securities which would be receivable by him if he were a holder of the shares of Common Stock purchasable by him upon exercise of his option in full immediately prior to such event and (iv) such action, if any, shall be taken through amendment to options or otherwise, including surrender for value and/or the grant of rights to acquire cash, property or securities, as may be necessary or appropriate to carry out the intent of the Plan. All options granted on the same date shall be modified by the Board in a consistent manner.

      15. Amendment of the Plan

            Except as otherwise provided in Section 16 or 17 hereof or by the laws of the State of New York, the Plan may be amended or revised by the Board by the affirmative vote of a majority of the directors in office, provided that no such amendment may alter or impair any option then outstanding without the consent of the holder thereof.

      16. Compliance with Certain Laws, Rules and Regulations

            The Company, in its discretion, may postpone the issuance or delivery of shares of Common Stock upon any exercise of an option until completion of such stock exchange listing, registration or other qualification of such shares under any state and/or federal law, rule or regulation as the Company may consider appropriate, and may require any person


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exercising an option to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations. Any amendment of the Plan or of awards previously made hereunder may be made if necessary to receive any required governmental approval of the Plan or of such awards or if necessary to comply with any request of any governmental agency for any such amendment if in the judgment of the Board it is in the interest of the Company to comply with such request.

      17. Termination

            The Plan may be terminated at any time by resolution of the Board by the affirmative vote of a majority of the directors in office. Such termination shall not impair any rights which have accrued, or options which have been granted, prior to such termination, but any Common Stock theretofore reserved for options not granted prior to such termination shall be released.

      18. Miscellaneous

            The right of any participant to receive a distribution or payment under the Plan shall be an unsecured claim against the general assets of the Company.

            No participant shall have any right to be retained in the employ of the Company by reason of his participation in the Plan.

            The Plan shall be governed by and construed in accordance with the laws of the State of New York.


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                                                                       EXHIBIT 1


                             STOCK OPTION AGREEMENT

          AGREEMENT made as of November 13, 1996, between Radyne Corp., a New York corporation (hereinafter called the "Company"), and ___________________ (hereinafter called "Employee").

          WHEREAS the Company considers it desirable and in its best interest that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

          WHEREAS on November 13, 1996, the Company's Board of Directors adopted its 1996 Incentive Stock Option Plan (the "Plan") and on November 13, 1996 determined to grant the option evidenced hereby, which is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

          WHEREAS the Company has determined that the fair market value of its common stock as of the date hereof, after giving effect to a 5-for-1 reverse split which has been approved by its Board of Directors (the "Board") and which shall have been approved by its shareholders prior to the option hereunder becoming exercisable, is $2.50 per share;

     NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

     1. Grant of option. The Company hereby grants to Employee the right, privilege, and option to purchase ______ shares of its common stock, par value $0.002 per share (the

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"Optioned Shares") at $2.50 per share in the manner and subject to the conditions hereinafter provided.

     2. Time of exercise of option; milestones. Except as otherwise provided in this Agreement or in the Plan, the option granted hereunder may be exercised only after the shareholders of the Company have approved the Plan and then only in accordance with the following schedule: from and after the date on which the Board in its good faith judgment, or the Company's independent auditing firm, determines (a) that the Company's earnings before interest and taxes, determined in accordance with generally accepted accounting principles consistently applied (but without deduction of any cash bonus paid or payable pursuant to Paragraph 10 hereof or any other stock option agreement of even date herewith), for a period composed of four successive calendar quarters ending no later than June 30, 2001 ("4-Quarter EBIT"), has exceeded $1,000,000, the option shall thenceforth be exercisable as to one-third (1/3) of the shares covered thereby,
(b) that 4-Quarter EBIT has exceeded $2,500,000, the option shall thenceforth be exercisable as to two-thirds (2/3) of the shares originally covered thereby, less any shares as to which it shall have already been exercised, or (c) that 4-Quarter EBIT has exceed $6,000,000, the option shall thenceforth be exercisable as to any remaining shares covered thereby.

     3. Method of exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the

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Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

     4. Termination of option. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

          (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Plan) is terminated; or

          (b) the tenth anniversary of the date of this Agreement.

     5. Death, disability or retirement. Notwithstanding Paragraph 4(a) hereof, but in all events subject to Paragraph 4(b) hereof:

          (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or (ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

          (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) on a date as of which the option has not been fully exercised, Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such

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extent, that Employee could have exercised the option immediately before such termination; and

          (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent and only such extent, as Employee could have exercised the option immediately before such retirement.

     6. $100,000 annual limit. In no instance shall incentive stock options granted to Employee under the Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year. Subject to Paragraph 4(b) hereof, to the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year and the remaining options shall become exercisable as of the first day of the succeeding calendar year, subject again to this Paragraph 6. In applying this paragraph, options shall become exercisable in the order in which they were granted.

     7. Change in stock and adjustments.

          (a) If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company of shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5-for-1 reverse split of the Company's common stock, which was approved by the Board on November 13, 1996.

          (b) In the event that the Company shall for any reason issue shares ("New Shares") of its common stock after the date hereof (except pursuant to an employee stock option), then (unless an adjustment shall be required pursuant to Paragraph 7(a) hereof as a result of such issuance) the Company shall grant Employee an option to acquire such number of additional common shares as would prevent the reduction of the percentage of the Company's fully diluted common equity which is represented by the portion of the option set forth in Paragraph 1 hereof which shall not have been exercised prior to the date of issuance of the New Shares (the "Employee's Percentage"), that is, a number of additional common shares equal to the excess of (i) the number of New Shares, divided by 1 minus the Employee's Percentage (expressed as a decimal), minus (ii) the number of New Shares.

          For example, if the Employee has unexercised options which give him an Employee's Percentage of 1% and the Company sells 9,900,000 shares of common stock to third parties pursuant to a private placement, the Employee would be entitled to a new option to purchase 100,000 shares.

          Any option granted pursuant to this Paragraph 7(b) shall be evidenced by a stock option agreement containing all of the terms of this Agreement, except that (i) Paragraph 10 hereof shall not be included, (ii) the number of Optioned Shares shall be determined in accordance with this Paragraph 7(b),
(iii) the per share option price shall be equal to the per share issue price of the New Shares, and (iv) such option shall be an incentive stock option within the meaning of Section 422 of the Code only if and to the extent so determined by the Board.

     8. Rights prior to exercise of option. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

     9. Tax obligations. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

     10. Cash bonus. Upon any exercise of the option evidenced hereby on the terms hereof and payment by Employee of the option price in accordance with Paragraph 3 hereof (subject to this Paragraph 10), the Company shall grant Employee a cash bonus equal to $1.719 for each share of common stock acquired pursuant to such exercise (subject to adjustment pursuant to Paragraph 7(a) hereof). Such bonus shall be paid by offset against the amount otherwise payable by Employee under Paragraph 3.

     11. Tenure. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

     12. Liquidity. If, as of the later of December 31, 1998 or the last day of any calendar quarter as of which all or a portion of the option evidenced hereby becomes exercisable as provided in Paragraph 2 hereof (in either case, the "Liquidity Date"), Stetsys US, Inc. (and/or any other entity which controls, is controlled by or is under common control with Stetsys US, Inc.) is the beneficial owner of more than 80% of the Company's outstanding common stock, Employee shall have the right to require the Company to purchase from Employee any or all common stock of the Company acquired by Employee hereunder as a result of such exercisability. For purposes of the above 80% test, there shall be treated as outstanding all shares of common stock which are subject to employee stock options issued by the Company, to the extent that such options are exercisable as of the Liquidity Date. Employee shall exercise that right by written notice to the Company of the number of shares which he desires to sell no later than the last day of the second calendar quarter succeeding the Liquidity Date (the "Valuation Date").

          The price at which the Company shall purchase such shares shall be determined as of the end of the Valuation Date by an independent consultant which is mutually acceptable to the Company and the holders of a majority of the shares as to which such notices have been given on or before the Valuation Date by Employee and other optionees under the Plan. In the event that the Company and the optionees shall not agree upon the identity of such consultant within 30 days after the Valuation Date, the price shall be determined by a nationally recognized investment banking firm selected by the Board within 45 days after the Valuation Date. The closing of the purchase shall occur at the principal office of the Company no later than 30 days after such consultant or firm shall have reported its determination of the price to the Company and the optionees.

     13. Other terms and conditions. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, becomes known outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

     14. Binding effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

     IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                                           Radyne Corp.

                                           By______________________________
                                                          , its

                                           ________________________________
                                                                 , Employee

                                                                       EXHIBIT 2

                             STOCK OPTION AGREEMENT

            AGREEMENT made as of November 13, 1996, between Radyne Corp., a New York corporation (hereinafter called the "Company"), and [Robert C. Fitting or Steven W. Eymann] (hereinafter called "Employee").

            WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

            WHEREAS on November 13, 1996, the Company's Board of Directors adopted its 1996 Incentive Stock Option Plan (the "Plan") and on November 13, 1996 determined to grant the option evidenced hereby, which (except to the extent set forth in Paragraph 6 hereof) is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS the Company has determined that the fair market value of its common stock as of the date hereof, after giving effect to a 5-for-1 reverse split which has been approved by its Board of Directors (the "Board") and which shall have been approved by its shareholders prior to the option granted hereunder becoming exercisable, is $2.50 per share;

            NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

      1. Grant of option. The Company hereby grants to Employee the right, privilege, and option to purchase 215,085 shares of its common stock, par value $0.002 per share (the "Optioned Shares") at $2.50 per share in the manner and subject to the conditions hereinafter provided.

      2. Time of exercise of option; milestones. Except as otherwise provided in this Agreement (including without limitation Paragraph 13) or in the Plan, the option granted hereunder may be exercised only after the shareholders of the Company have approved the Plan and then only in accordance with the following schedule: from and after the date on which the Board in its good faith judgment, or the Company's independent auditing firm, determines (a) that the Company's earnings before interest and taxes, determined in accordance with generally accepted accounting principles consistently applied (but without deduction of any cash bonus paid or payable pursuant to Paragraph 10 hereof or any other stock option agreement of even date herewith), for a period composed of four successive calendar quarters ending no later than June 30, 2001 ("4-Quarter EBIT"), has exceeded $1,000,000, the option shall thenceforth be exercisable as to one-third (1/3) of the shares covered thereby, (b) that 4-Quarter EBIT has exceeded $2,500,000, the option shall thenceforth be exercisable as to two-thirds (2/3) of the shares originally covered thereby, less any shares as to which it shall have already been exercised, or (c) that 4-Quarter EBIT has exceeded $6,000,000, the option shall thenceforth be exercisable as to any remaining shares covered thereby.

      3. Method of exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

      4. Termination of option. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

            (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the

Plan) is terminated; or

            (b) the tenth anniversary of the date of this Agreement.

      5. Death, disability or retirement. Notwithstanding Paragraph 4(a) hereof, but in all events subject to Paragraph 4(b) hereof:

            (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or (ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

            (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) on a date as of which the option has not been fully exercised Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

            (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

      6. $100,000 annual limit. In no instance shall incentive stock options granted to Employee under the Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year. To the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, incentive stock options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year, and the remaining options are hereby designated as not constituting incentive stock options and shall nevertheless become exercisable at the same time. In applying this paragraph, options shall become exercisable in the order in which they were granted.

      7. Change in stock and adjustments.

            (a) If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date of approval of the Plan by the shareholders of the Company) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company`shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5 for 1 reverse split of the Company's common stock, which was approved by the Board on November 13, 1996.

            (b) In the event that the Company shall for any reason issue shares ("New Shares") of its common stock after the date hereof (except pursuant to an employee stock option), then (unless an adjustment shall be required pursuant to Paragraph 7(a) hereof as a result of such issuance) the Company shall grant Employee an option to acquire such number of additional common shares as would prevent the reduction of the percentage of the Company's fully diluted common equity which is represented by the portion of the option set forth in Paragraph 1 hereof which shall not have been exercised prior to the date of issuance of the New Shares (the "Employee's Percentage"), that is, a number of additional common shares equal to the excess of (i) the number of New Shares, divided by 1 minus the Employee's Percentage (expressed as a decimal), minus (ii) the number of New Shares.

      For example, if the Employee has unexercised options which give him an Employee's Percentage of 1% and the Company sells 9,900,000 shares of common stock to third parties pursuant to a private placement, the Employee would be entitled to a new option to purchase 100,000 shares.

      Any option granted pursuant to this Paragraph 7(b) shall be evidenced by a stock option agreement containing all of the terms of this Agreement, except that (i) Paragraph 10 hereof shall not be included, (ii) the number of Optioned Shares shall be determined in accordance with this Paragraph 7(b), (iii) the per share option price shall be equal to the per share issue price of the New Shares, and (iv) such options shall be incentive stock options within the meaning of Section 422 of the Code only if and to the extent so determined by the Board.

      8. Rights prior to exercise of option. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

      9. Tax obligations. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

      10. Cash bonus. Upon any exercise of the option evidenced hereby on the terms hereof and payment by Employee of the option price in accordance with Paragraph 3 hereof (subject to this Paragraph 10), the Company shall grant Employee a cash bonus equal to $1.719 for each share of common stock acquired pursuant to such exercise (subject to adjustment pursuant to Paragraph 7(a) hereof). Such bonus shall be paid by offset against the amount otherwise payable by Employee under Paragraph 3.

      11. Tenure. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

      12. Liquidity. If, as of the later of December 31, 1998 or the last day of any calendar quarter as of which all or a portion of the option evidenced hereby becomes exercisable as provided in Paragraph 2 hereof (in either case, the "Liquidity Date"), Stetsys US, Inc. (and/or any other entity which controls, is controlled by or is under common control with Stetsys US, Inc.) is the beneficial owner of more than 80% of the Company's outstanding common stock, Employee shall have the right to require the Company to purchase from Employee any or all common stock of the Company acquired by Employee hereunder as a result of such exercisability. For purposes of the above 80% test, there shall be treated as outstanding all shares of common stock which are subject to employee stock options issued by the Company, to the extent that such options are exercisable as of the Liquidity Date. Employee shall exercise that right by written notice to the Company of the number of shares which he desires to sell no later than the last day of the second calendar quarter succeeding the Liquidity Date (the "Valuation Date").

      The price at which the Company shall purchase such shares shall be determined as of the end of the Valuation Date by an independent consultant which is mutually acceptable to the Company and the holders of a majority of the shares as to which such notices have been given on or before the Valuation Date by Employee and other optionees under the Plan. In the event that the Company and the optionees shall not agree upon the identity of such consultant within 30 days after the Valuation Date, the price shall be determined by a nationally recognized investment banking firm selected by the Board within 45 days after the Valuation Date. The closing of the purchase shall occur at the principal office of the Company no later than 30 days after such consultant or firm shall have reported its determination of the price to the Company and the optionees.

      13. Voluntary termination of employment. Notwithstanding the foregoing, a portion of the option evidenced hereby equal to 25% of the portion otherwise exercisable under Paragraph 2 hereof shall not be exercisable before the earliest of (i) a determination pursuant to clause (c) of Paragraph 2 that 4-Quarter EBIT has exceeded $6,000,000, (ii) August 16, 2001, or (iii) Involuntary Termination (as defined below). In the event that Employee ceases to be employed by the Company before the earlier of (i) a determination pursuant to clause (c) of Paragraph 2 that 4-Quarter EBIT has exceeded $6,000,000 or (ii) August 16, 2001, other than due to Involuntary Termination, such 25% portion of the option shall be forfeited.

      For purposes of this Agreement, "Involuntary Termination" means termination of Employee's employment by the Company (i) which is the result of his death or permanent and total disability (as defined in Section 22(e)(3) of the Code) or (ii) which is neither voluntary nor Termination For Cause (as defined below). For purposes of this Agreement, "Termination For Cause" means termination upon written notice from the Company, if Employee (a) engages in willful neglect of, or gross negligence concerning, his duties, or willful misconduct in the performance of his duties, in either such instance so as to cause harm to the Company, (b) is proven to have committed fraud, misappropriation or embezzlement in the performance of his duties as an employee of the Company, (c) is convicted of any crime which involves moral turpitude, or (d) materially breaches any of the terms of this Agreement if such breach has caused or will cause actual harm to the Company and Employee shall have failed to cure his performance within thirty (30) days after written notice by the Company.

      14. Noncompete covenant. Employee covenants and agrees that he will not, directly or indirectly, for the period commencing on the date hereof and terminating two (2) years following the termination of the Employee's employment with the Company (the "Restricted Period") do business with any entity which at any time during the Restricted Period is a customer or prospective customer of the Company by: (i) engaging in the business of designing, manufacturing or selling products used for the transmission and reception of data over satellite communication networks (the "Business") for the Employee's own account, or (ii) becoming interested in any person or entity (other than the Company or any subsidiary or parent thereof) engaged in the Business, as a partner, shareholder, manager or principal; provided, however, that notwithstanding the above, Employee may own, directly or indirectly, solely as an investment, securities of any such entity which are traded on any national securities exchange or NASDAQ if the Employee (A) is not a controlling person of, or a member of a group which controls, such entity and (B) does not, directly or indirectly, own two and one-half percent (2 1/2%) or more of any class of securities of such entity. This Paragraph 14 shall be of no force or effect (i) if the Company's shareholders do not approve the Plan, (ii) at any time after Involuntary Termination, or (iii) if Employee exercises none of the options granted hereunder.

      15. Other terms and conditions. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

      16. Binding effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       Radyne Corp.

__________________________             By___________________________

                                                                       EXHIBIT 3

                             STOCK OPTION AGREEMENT

            AGREEMENT made as of ___________________, _____, between Radyne Corp., a New York corporation (hereinafter called the "Company"), and _____________________ (hereinafter called "Employee").

            WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

            WHEREAS on November 13, 1996, the Company's Board of Directors adopted its 1996 Incentive Stock Option Plan (the "Plan") and on ____________, __ determined to grant the option evidenced hereby, which is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS the Company has determined that the fair market value of its common stock as of the date hereof[, after giving effect to a 5 for 1 reverse split which has been approved by its Board of Directors (the "Board") and which shall have been approved by its shareholders prior to the option granted hereunder becoming exercisable, is $2.50] per share;

            NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

            1. Grant of option. The Company hereby grants to Employee the right, privilege, and option to purchase ______ shares of its common stock, par value $0.002 per share (the "Optioned Shares") at[ $2.50] per share in the manner and subject to the conditions hereinafter provided.

            2. Time of exercise of option. Except as otherwise provided in this Agreement or in the Plan, the option granted hereunder may be exercised only after the shareholders of the Company have approved the Plan and then only in accordance with the following schedule: the option shall be exercisable as to 25% of the Optioned Shares from and after the first anniversary of the date hereof and as to an additional 25% from and after each of the second, third and fourth anniversaries of the date hereof.

            3. Method of exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

            4. Termination of option. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised) shall terminate upon the earlier of:

                  (a) the expiration of three months from the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Plan) is terminated; or

                  (b) the tenth anniversary of the date of this Agreement.

            5. Death, disability or retirement. Notwithstanding Paragraph 4(a) hereof, but in all events subject to Paragraph 4(b) hereof:

                  (a) in the event of Employee's death (i) while in the employ of the Company (or a parent or subsidiary thereof) or (ii) within three months after the termination of such employment, his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option, at any time before the expiration thereof, to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

                  (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) on a date as of which the option has not been fully exercised Employee may within one year after the date of such termination exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

                  (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may within three months after the date of such retirement exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

            6. $100,000 annual limit. In no instance shall incentive stock options granted to Employee under the Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year. Subject to Paragraph 4(b) hereof, to the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year and the remaining options shall become exercisable as of the first day of the succeeding calendar year, subject again to this Paragraph 6. In applying this paragraph, options shall become exercisable in the order in which they were granted.

            7. Change in stock and adjustments. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company`shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. [Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 5 for 1 reverse split of the Company's common stock, which was approved by the Board on November 13, 1996.]

            8. Rights prior to exercise of option. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

            9. Tax obligations. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

            10. Tenure. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate your employment at any time.

            11. Other terms and conditions. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

            12. Binding effect. This Agreement shall be binding upon the heirs, executors, administrators, and successors of the parties hereto.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                                               Radyne Corp.

                                               By___________________________
                                                                , its

                                               _____________________________
                                                                 Employee

                                                                       EXHIBIT 4

                             STOCK OPTION AGREEMENT

            AGREEMENT made as of March 3, 1997, between Radyne Corp., a New York corporation (hereinafter called the "Company"), and _____________________ (hereinafter called "Employee").

            WHEREAS the Company considers it desirable and in its best interests that Employee be given an inducement to acquire a proprietary interest in the Company as an added incentive to advance the interests of the Company;

            WHEREAS on November 13, 1996, the Company's Board of Directors (the "Board") adopted its 1996 Incentive Stock Option Plan (the "Plan"), which was approved by the Company's shareholders on January 8, 1997, and on November 13, 1996 determined to grant to Employee an option (the "Original Rights Option") to purchase shares of its common stock, such option to expire on March 14, 1997, which date was intended to succeed the effective date of a rights offering of common stock to the Company's shareholders approved by the Board on November 13, 1996 (the "Rights Offering");

            WHEREAS in light of the fact that the effective date of the Rights Offering has been deferred beyond March 14, 1997, the Board has determined to extend the exercise period of the Original Rights Option and replace such option with the option evidenced hereby, which (except as provided below) is intended to constitute an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"); and

            WHEREAS the Company has determined that the fair market value of its common stock, as of the date hereof, is $2.50 per share;

            NOW, THEREFORE, in consideration of the premises, it is agreed as follows:

            1. Grant of option. In place of the Original Rights Option, which the Company and Employee agree is null and void, the Company hereby grants to Employee the right, privilege and option to purchase ______ shares of its common stock, par value $0.002 per share (the "Optioned Shares") at $2.50 per share in the manner and subject to the conditions hereinafter provided.

            2. Time of exercise of option. Except as otherwise provided in this Agreement or in the Plan, the option granted hereunder may be exercised only (i) after the later of April 15, 1997 or the effective date of the Company's registration statement filed with the Securities and Exchange Commission in connection with the Rights Offering and (ii) on or before the earlier of May 30, 1997 or the Expiration Date (as defined in such registration statement) of the Rights Offering.

            3. Method of exercise. The option shall be exercised by written notice directed to the Company at its principal place of business, accompanied by cash in payment of the option price. The Company shall make immediate delivery of the shares subject to the exercise of the option; provided that if any law or regulation requires the Company to take any action with respect to such shares (including but not limited to registration of such shares under the Securities Act of 1933) before the issuance thereof, or if the Company deems such action to be appropriate or advisable, then the date of delivery of such shares shall be extended for the period necessary to take such action.

            4. Termination of option. Except as otherwise stated in this Agreement, the option (to the extent not previously exercised or expired as provided in Paragraph 2 above) shall terminate upon the date on which Employee's continuous employment by the Company (or by a parent or subsidiary thereof, as defined in the Plan) is terminated.

            5. Death, disability or retirement. Notwithstanding Paragraph 4 hereof, but in all events subject to Paragraph 2 hereof:

                  (a) in the event of Employee's death while in the employ of the Company (or a parent or subsidiary thereof), his estate or any person who acquires the right to exercise the option by bequest, inheritance, or by reason of the death of Employee may exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before his death;

                  (b) in the event Employee terminates employment with the Company (or a parent or subsidiary thereof) as a result of permanent and total disability (as such term is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) on a date as of which the option has not been fully exercised, Employee may exercise the unexercised portion of the option to the same extent, and only such extent, that Employee could have exercised the option immediately before such termination; and

                  (c) in the event Employee retires in accordance with the normal retirement practices of the Company (or a parent or subsidiary thereof) on a date as of which the option has not been fully exercised, Employee may exercise the unexercised portion of the option to the same extent, and only such extent, as Employee could have exercised the option immediately before such retirement.

            6. $100,000 annual limit. In no instance shall incentive stock options granted to Employee under the Plan (or under any other incentive stock option plan of the Company or any parent or subsidiary thereof) to acquire common stock with a fair market value in excess of $100,000 (determined as of the date on which the options were granted) become exercisable for the first time during any single calendar year. To the extent (if any) that Employee's incentive stock options to acquire common stock of the Company (or a parent or subsidiary thereof) with a fair market value in excess of $100,000 (so determined) would otherwise first become exercisable during a single calendar year, incentive stock options to acquire common stock with a fair market value of $100,000 (so determined) shall become exercisable during such year, and the remaining options are hereby designated as not constituting incentive stock options and shall nevertheless become exercisable at the same time. In applying this paragraph, options shall become exercisable in the order in which they were granted, and the options granted hereunder shall be treated as the first options granted.

            7. Change in stock and adjustments. If all or any portion of the option evidenced hereby is exercised subsequent to any stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property (other than cash) for stock, separation, reorganization or liquidation (provided that such transaction has not been approved by the Board on or before the date hereof) as a result of which shares of any class shall be issued in respect of outstanding shares of common stock of the Company or shares of common stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes, the person or persons so exercising such option shall receive, for the aggregate price payable upon exercise of the option, the aggregate number and class of shares which, if shares of common stock of the Company had been purchased at the date of granting of the option for the same aggregate price (on the basis of the price per share provided in the option) and had not been disposed of, such person or persons would be holding at the time of such exercise, as a result of such purchase and any such stock dividend, split-up, recapitalization, combination or exchange of shares, merger, consolidation, acquisition of property for stock, separation, reorganization or liquidation; provided, however, that no fractional share shall be issued upon any such exercise. If any such adjustment would result in the optionee being entitled to exercise an option with respect to a fractional share, the number of shares subject to such option shall be reduced to the next lowest number of full shares. Employee acknowledges that this Agreement, including the figures stated herein, has been prepared taking into account a 1 for 5 reverse split of the Company's common stock, which was approved by the Board on November 13, 1996.

            8. Rights prior to exercise of option. The option granted hereunder is not transferable by Employee except by will or the laws of descent and distribution, and during his lifetime is exercisable only by him. Employee shall have no rights as a shareholder in the Optioned Shares until payment of the option price and delivery to him of such shares as herein provided.

            9. Tax obligations. The Company may require as a condition of the exercise of the option granted hereunder that Employee pay to the Company, in cash, an amount sufficient to satisfy the Company's obligation, if any, to withhold federal, state and local taxes with respect to the exercise of such option.

            10. Tenure. Nothing herein shall be construed as a right of continued employment by the Company (or any parent or subsidiary thereof) or as affecting the Company's right to terminate Employee's employment at any time.

            11. Other terms and conditions. In consideration of the grant of the option made hereunder, Employee agrees (1) not to disclose any trade or secret data or any other confidential information acquired by him during his employment by the Company or a subsidiary of the Company, or after the termination of his employment or his retirement, provided that any information which, at the time of receipt by Employee or thereafter, is or becomes known by persons outside the Company through no wrongful act of Employee shall not constitute confidential information for purposes of this Agreement; and (2) to abide by all the terms and conditions of the Plan and such other terms and conditions as may be imposed by the Board.

            12. Binding effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

            IN WITNESS WHEREOF the parties hereto have caused this Agreement to be executed the day and year first above written.

                                       Radyne Corp.

                                       By________________________________
                                                          ,its

                                         ________________________________
                                                      Employee